SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement	[_] Confidential, for Use of the
[X] Definitive Proxy Statement	Commission Only (as permitted by
[_] Definitive Addition Materials	Rule 14a-6(e)(2))
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ARTISAN COMPONENTS, INC.
(Name of Registrant as Specified In Its Charter)

ARTISAN COMPONENTS, INC.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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ARTISAN COMPONENTS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held March 7, 2001

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Artisan Components, Inc., a Delaware corporation (the “Company”) will be held on Wednesday, March 7, 2001 at 10:00 a.m. local time, at the Company’s principal executive offices located at 1195 Bordeaux Drive, Sunnyvale, California for the following purposes:

1.	To elect five directors to serve until the next Annual Meeting of Stockholders and until their successors are elected.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending September 30, 2001.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on January 19, 2001 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

Sincerely By: /s/ Mark R. Templeton —————————————— Mark R. Templeton President and Chief Executive Officer

Sunnyvale, California
January 26, 2001

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

ARTISAN COMPONENTS, INC.

PROXY STATEMENT FOR 2001
ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed proxy is solicited on behalf of the Board of Directors of Artisan Components, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held Thursday, March 7, 2001 at 10:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s principal executive offices located at 1195 Bordeaux Drive, Sunnyvale, California 94089. The Company’s telephone number at that location is (408) 734-5600.

     These proxy solicitation materials and the Annual Report to Stockholders for the year ended September 30, 2000, including financial statements, were first mailed on or about January 29, 2001 to all stockholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

     Stockholders of record at the close of business on January 19, 2001 (the “Record Date”) are entitled to notice of and to vote at the meeting. The Company has one series of common shares outstanding, designated common stock, $0.001 par value. At the Record Date, 16,240,228 shares of the Company’s common stock were issued and outstanding and held of record by 110 stockholders. No shares of the Company’s preferred stock were outstanding.

     The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of the Record Date as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director and nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

Five Percent Stockholders, Directors and Certain Executive Officers	Common Stock Beneficially Owned (1)	Percentage Owned (2)
State of Wisconsin Investment Board (3)	2,477,000	15.3
121 East Wilson Street
Madison, WI 53707
Synopsys	1,450,000	8.9
700 E Middlefield Road
Mountain View CA 94043
Neuberger Berman Millennium Fund (4)	918,965	5.7
605 Third Avenue 2nd Floor
New York, NY 10158
Amerindo Investment Advisors Inc. (5)	895,600	5.5
One Embarcadero Center, Suite 2300
San Francisco, CA 94111
John Malecki (6)	871,699	5.4
Mark R. Templeton (7)	860,353	5.3
Kopp Investment Advisors (8)	833,700	5.1
7701 France Avenue South Suite 500
Edina MN 55435
Scott T. Becker (9)	675,087	4.2
Dhrumil Gandhi (10)	298,141	1.8
Lucio L. Lanza (11)	58,527	*
Brent N. Dichter (12)	32,808	*
Eduard Weichselbaumer	0	--
Leon Malmed	0	--
Morio Kurosaki	0	--
All directors and executive officers as a group (8 persons)	1,924,916	11.9

*	Less than 1%

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. The number of shares beneficially owned includes common stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after January 19, 2001.

(2)	Percentage of ownership is based on 16,240,228 shares of common stock outstanding as of January 19, 2001 together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days after January 19, 2001 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3)	Reflects information filed with the Securities and Exchange Commission on Schedule 13G/A on November 9, 2000 by State of Wisconsin Investment Board (“SWIB”), a government agency that manages public pension funds subject to provisions comparable to ERISA. SWIB holds sole dispositive and voting power over the total shares.

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(4)	Reflects information based on telephonic communications with a representative of Neuberger Berman Millenium Fund.

(5)	Reflects information filed with the Securities and Exchange Commission on Schedule 13G/A on June 12, 2000 by Amerindo Investment Advisors, Inc. (“Amerindo”), a registered investment advisor. Amerindo filed on behalf of itself, Amerindo Investment Advisors, Inc., a Panama corporation (“Panama”), Alberto W. Vilar and Gary A. Tanaka. Messrs. Vilar and Tanaka are the only directors and executive officers of Panama and are each directors and executive officers of Amerindo. Although the Schedule 13G/A was filed jointly, each of Messrs. Vilar and Tanaka, Amerindo and Panama expressly disclaim direct membership in any group. Amerindo and Panama have shared voting and dispositive power over 463,000 and 432,600 shares of the Company’s common stock, respectively, for a total of 895,600 shares. Messrs. Vilar and Tanaka have shared voting and dispositive power over 895,600 shares of the Company’s common stock.

(6)	Includes 16,249 shares subject to options to purchase the Company’s common stock.

(7)	Includes 75,000 shares subject to options to purchase the Company’s common stock.

(8)	Reflects information based on telephonic communications with a representative of Kopp Investment Advisors.

(9)	Includes 37,500 shares subject to options to purchase the Company’s common stock and 20,400 shares held by Scott T. Becker and Paul H. Becker as trustees for the Michael I. Becker, the Thomas R. Becker and the Kailey E. Becker Trusts dated 11/11/1997 under the UGMA. The beneficiaries of the trusts are Mr. Becker’s children and Mr. Becker may be deemed to share voting and investment powers of the shares held in trust.

(10)	Includes 160,441 shares subject to options to purchase the Company’s common stock, 25,700 shares held by Kaushik Shah trustee of the Gandhi Children’s Trust uta 11/24/1997 in trust for Mr. Gandhi’s children and 105,619 shares held by Dhrumil Gandhi and Renu Gandhi as trustees for the Gandhi Family Trust udt 11/24/1997. Mr. Gandhi may be deemed to share voting and investment power over each of these trusts.

(11)	Includes 21,561 shares subject to options to purchase the Company’s common stock.

(12)	Includes 19,300 shares subject to options to purchase the Company’s common stock.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Deliveries to the Company should be addressed to Ms. Joy E. Leo, Secretary, 1195 Bordeaux Drive, Sunnyvale, California 94089.

Voting and Solicitation

     Each stockholder is entitled to one vote for each share of common stock of the Company held. Every stockholder voting for the election of directors (Proposal One) may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that such stockholder is entitled to vote, or distribute such stockholder’s votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than five candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, prior to the voting, of the intention to cumulate the stockholder’s votes. On all other matters, each share of common stock has one vote. A quorum comprising the holders of the majority of the outstanding shares of common stock on the Record Date must be present or represented for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted in establishing the quorum.

     This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

Deadline for Receipt of Stockholder Proposals for 2002 Annual Meeting

     Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2002 Annual Meeting of Stockholders must be received by the Company no later than September 8, 2001 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting, unless the date of the meeting is delayed by more than 30 calendar days from March 7, 2002. The attached proxy card grants the proxy holders discretionary authority to vote on any matter properly raised at the 2001 Annual Meeting. If a stockholder intends to submit a proposal at the 2002 Annual Meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the stockholder must do so no later than December 4, 2001. If such stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2002 Annual Meeting.

PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees

     A board of five directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s five nominees named below, all of whom are presently directors of the Company except for Mr. Kurosaki. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

Vote Required

If a quorum is present and voting, the five nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and “broker non-votes” are not counted in the election of directors.

Nominees

     The names of the nominees and certain information about them are set forth below:

Name of Nominee	Age	Position with the Company	Director Since
Mark R. Templeton	42	President, Chief Executive Officer and Director	1991
Scott T. Becker	40	Chief Technology Officer and Director	1991
Lucio L. Lanza (1)(2)	57	Chairman of the Board	1996
Leon Malmed (1)(2)	63	Director	2000
Morio Kurosaki	44	Director	—

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee

     There is no family relationship between any director or executive officer of the Company.

     Mark R. Templeton has served as President, Chief Executive Officer and a director of the Company since April 1991 when he co-founded the Company. From April 1990 to March 1991, Mr. Templeton was director of the Custom IC Design Group at Mentor Graphics Corporation (“Mentor Graphics”), an EDA company. From October 1984 to March 1990, he held various positions with Silicon Compilers Systems Corporation (“Silicon Compilers”), an EDA company, with the last position being Director of the Custom IC Design Group.

     Scott T. Becker has served as Chief Technical Officer and a director of the Company since April 1991 when he co-founded the Company. From April 1990 to April 1991, he was the manager of the library development group at the IC Division of Mentor Graphics. From May 1985 to April 1990, he was responsible for library development at Silicon Compilers.

     Lucio L. Lanza has served as a director of the Company since March 1996 and was named Chairman of the Board of Directors in November 1997. He is currently an independent investor in and consultant for high technology companies. Mr. Lanza joined U.S. Venture Partners, a venture capital firm, as a partner in 1990 and was a general partner from 1996 through December 2000. From 1990 to 1995, Mr. Lanza also served as an independent consultant to companies in the semiconductor, communications and computer-aided design industries. From 1986 to 1989, he served as Chief Executive Officer of EDA Systems, Inc., a design automation software company. Mr. Lanza also serves on the board of directors of several high technology companies.

Leon Malmed has served as a director of the Company since April 2000. Mr. Malmed retired from the position of senior vice president of sales and marketing at SanDisk Corporation in March 2000. Mr. Malmed joined SanDisk in 1992. He previously was an executive with several data storage companies including Maxtor Corp., Quantum Corp. and SyQuest Technology, Inc. Mr. Malmed also serves on the board of directors of Adtron Corporation, Omnivision, Inc. and Socket Communications, Inc.

Morio Kurosaki, founding member of Aisys Corporation, has been a Managing General Partner of Aisys from 1988 to the present time. During his association with Aisys, Mr. Kurosaki has successfully established and operated subsidiaries of Aisys clients in Japan, such as Antrim Design Systems, Inc., Wink Communications, Inc. and Tripath Technology, Inc. Prior to founding Aisys Corporation in 1988, he held various sales and account management positions at Western Digital Japan, Daisy Systems Japan, and Intel Japan.

Board Meetings and Committees

     The Board of Directors of the Company held a total of four (4) meetings during fiscal 2000 and acted by unanimous written consent three (3) times. No director attended fewer than 75% of the meetings of the Board of Directors and committees thereof, if any, upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing such functions.

     The Audit Committee was established in April 18, 2000, at which time the Board of Directors adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A. The report of the Audit Committee for fiscal year 2000 is attached as Appendix B.

     Of the members of the Audit Committee who served during fiscal year 2000, Messrs. Lanza, Harari and Malmed are “independent” as defined under applicable Nasdaq regulations.

     The Audit Committee, which consisted of Messrs. Lanza and Harari from October 1, 1999 through April 18, 2000 and of Messrs. Lanza and Malmed from April 18, 2000 to date, is responsible for overseeing actions taken by the Company’s independent auditors and reviews the Company’s internal financial controls. The Audit Committee met one (1) time during fiscal 2000.

     The Compensation Committee, which consisted of Messrs. Lanza and Harari from October 1, 1999 through April 18, 2000 and Messrs. Lanza and Malmed from April 18, 2000 to date, is responsible for determining salaries, incentives and other forms of compensation for executive officers and other employees of the Company and administers various incentive compensation and benefit plans. The Compensation Committee did not meet during fiscal 2000. The Compensation Committee acted by unanimous written consent fourteen times during fiscal 2000.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consisted of Messrs. Lanza and Harari from October 1, 1999 through April 18, 2000 and Messrs. Lanza and Malmed from April 18, 2000 to date. Mr. Templeton, who is President, Chief Executive Officer and a director of the Company, participates in all discussions regarding salaries and incentive compensation for all employees and consultants to the Company, except that Mr. Templeton is excluded from discussions regarding his own salary and incentive compensation.

     The Board unanimously recommends a vote “FOR” the election of each of the above nominees to serve as directors of the Company until the next Annual Meeting of Stockholders or until their successors are elected.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants to audit the consolidated financial statements of the Company for the fiscal period ending September 30, 2001, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

     PricewaterhouseCoopers LLP has audited the Company’s financial statements annually since 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The Board unanimously recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

     The following table sets forth total compensation for the fiscal years ended September 30, 1998, 1999 and 2000 for the Chief Executive Officer and each of the next four most highly compensated executive officers (the “Named Executive Officers”):

Summary Compensation Table

		Annual Compensation(1)			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Number of Securities Underlying Options(2)	All Other Compensation(3)
Mark R. Templeton	2000	$200,000	$22,500	$ —	25,000	$1,105
President and Chief Executive	1999	172,800	—	—	—	1,105
Officer	1998	172,800	—	—	100,000	1,105
Dhrumil Gandhi	2000	181,950	18,200	—	100,000	2,625
Vice President, Engineering	1999	172,800	—	—	—	2,500
	1998	172,800	—	—	50,000	2,500
Scott T. Becker	2000	174,450	16,950	—	45,000	1,914
Chief Technical Officer	1999	172,800	—	—	—	1,728
	1998	172,800	—	—	50,000	1,728
Brent N. Dichter (4)	2000	165,000	700	—	62,000	2,810
Vice President,	1999	132,917	—	—	60,000	1,890
Program Management	1998	—	—	—	—	—
Eduard Weichselbaumer (5)	2000	66,667	93,333	—	150,000	—
Vice President,	1999	—	—	—	—	—
Worldwide Sales	1998	—	—	—	—	—

(1)	Other than salary and bonus described herein, the Company did not pay the persons named in the Summary Compensation Table any compensation, including incidental personal benefits, in excess of 10% of such executive officer’s salary.

(2)	These shares are subject to stock options granted under the 1993 Stock Option Plan.

(3)	Represents matching contributions under the Company’s 401(k) plan.

(4)	Mr. Dichter joined the Company in November 1998.

(5)	Mr. Weichselbaumer joined the Company in May 2000. Mr. Weichselbaumer’s bonus consisted of two parts, a $53,333 signing bonus and a $40,000 payment-in-lieu-of participation in a commission plan for the remaining portion of fiscal 2000.

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OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information concerning each grant of options to purchase the Company’s common stock made during the fiscal year ended September 30, 2000 to the Named Executive Officers.

	Individual Grants
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in	Exercise Price Per Share	Expiration	Potential Realizable Value Minus Exercise Price at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Granted	Fiscal Year	(2)	Date	5%	10%
Mark R. Templeton	25,000	1.6	$13.375	4/17/10	$210,287	$532,908
Dhrumil Gandhi	50,000	3.2	$13.375	4/17/10	$420,573	$1,065,815
	50,000	3.2	9.250	8/17/10	290,864	737,166
Scott T. Becker	25,000	1.6	$13.375	4/17/10	$210,287	$532,908
	20,000	1.3	9.250	8/17/10	116,345	294,842
Brent N. Dichter (4)	4,000	0.3	$9.563	11/15/09	$24,005	$60,691
	8,000	0.5	13.375	4/17/10	67,292	170,530
	50,000	3.2	9.250	8/17/10	290,864	737,106
Eduard Weichselbaumer	150,000	9.6	$9.0625	5/15/00	$854,904	2,166,494

(1)	Potential realizable value is based on the assumption that the common stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the 10 year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price growth. There is no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the term of the option will be at the assumed 5% or 10% annual rates of compounded stock price appreciation or at any other defined level. No value will be realized from the option grants made to the officers of the Company unless the market price of the Company’s common stock appreciates over the option term.

(2)	All options shown granted in fiscal 2000 become exercisable as to 25% of the shares subject to the option on the first anniversary of the date of grant and as to 6.25% of such shares quarterly thereafter with the exception that the options granted on April 18, 2000 to Messrs. Templeton, Becker and Gandhi become exercisable as to 50% of the shares subject to the option one year after the date of grant and an additional 12.5% of such shares subject to the option become exercisable quarterly thereafter. Options were granted at an exercise price equal to the fair market value of the Company’s common stock, as determined by reference to the closing sale price of the common stock on the Nasdaq National Market on the date of grant. Exercise price may be paid in cash, promissory note, by delivery of already-owned shares subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

     The following table shows stock options exercised by Named Executive Officers during fiscal 2000, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of fiscal year-end. Also reported are the values for “in-the-money” options, which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Company’s common stock.

	Number of Shares Acquired	Value	Number of Securities Underlying Unexercised Options at September 30, 2000		Value of Unexercised In-the-Money Options at September 30, 2000(2)
Name	on Exercise	Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Mark R. Templeton	—	—	62,500	62,500	$323,438	$194,963
Dhrumil Gandhi	—	—	154,191	118,750	1,748,018	291,406
Scott T. Becker	—	—	31,250	31,250	161,719	169,531
Brent N. Dichter	11,700	$229,450	14,500	95,750	113,672	458,172
Eduard Weichselbaumer	—	—	—	150,000	—	571,160

(1)	Fair market value of the common stock as of the date of exercise of minus the exercise price.

(2)	Closing price of the Company’s common stock as of September 30, 2000 as reported by the Nasdaq National Market and equal to $12.875 per share minus the exercise price.

Employment Contracts and Change-In-Control Arrangements

     On September 11, 2000, Ms. Joy E. Leo became the Chief Financial Officer of the Company. On October 4, 2000, Ms. Leo was granted an option under the 1993 the Company Stock Option Plan to purchase 220,000 shares at price of $10.00 per share, the closing sale price of the Company’s common stock on the Nasdaq National Market on that date. This option becomes exercisable as to 25% of the shares subject to the option on the first anniversary of the date of grant and as to 2.083% of such shares monthly thereafter. Ms. Leo’s employment contract includes a severance agreement providing that if Ms. Leo’s employment is terminated without cause by the Company, within six months of a change of control of the Company, Ms. Leo will be entitled to receive a cash payment equal to six months of her base salary plus any targeted bonus amount prorated for the six month period and Ms. Leo’s option to purchase 220,000 shares of common stock will become 100% vested.

     Pursuant to the terms of his December 23, 1999 employment agreement, Mr. Weichselbaumer received a signing bonus of one-third of his annual compensation and will receive an additional bonus of $48,000 per year to be paid under a mutually agreed target incentive program.

Compensation of Directors

     At a meeting of the Board of Directors on April 18, 2000, a compensation plan for directors of the Company was adopted that includes a cash retainer of $15,000 per year payable in quarterly installments at the end of each quarter, compensation of $1,000 for each board meeting attended and compensation of $1,000 for attendance at committee meetings not held on the same day as a Board of Directors meeting. The compensation plan became effective as of April 1, 2000. Dr. Harari, a former director, received no compensation under such plan for service on the board from October 1, 1999 through April 18, 2000. Messrs. Lanza and Malmed each received a retainer of $7,500 for the second half of the fiscal year. In addition, Mr. Malmed received $1,000 for attendance at the July 19, 2000 meeting.

     The Company’s 1997 Director Option Plan provides for the non-discretionary automatic grant of options to each non-employee director of the Company (an “Outside Director”). Messrs. Lanza and Harari were each automatically granted an option to purchase 25,000 shares upon the effective date of the Company’s initial public offering which vests at a rate of 25% on the first anniversary of the date of grant and at a rate of 1/48th of the shares per month thereafter. Each new Outside Director who joins the Board of Directors is automatically granted an option to purchase 25,000 shares upon the date on which such person first becomes a director which vests at a rate of 25% on the first anniversary of the date of grant and at a rate of 1/48th of the shares per month thereafter. Subsequently, each Outside Director is granted an additional option to purchase 5,000 shares of common stock at the next meeting of the Board of Directors following the Annual Meeting of Stockholders if, on such date, he or she has served as a director for at least six months, which vests at a rate of 1/48th of the shares per month following the date of grant. The exercise price of options granted to Outside Directors must be 100% of the fair market value of the Company’s common stock on the date of grant. In fiscal 2000, Mr. Lanza was granted an option to purchase 5,000 shares of the Company’s common stock at an exercise price of $19.5625 per share. Mr. Malmed was elected to the Board effective April 18, 2000 and at that time was granted an option to purchase 25,000 shares at an exercise price of $14.375 per share.

Certain Transactions

     Under the terms of a consulting agreement with the Company, Dr. Harari, a director of the Company, provided consulting services to the Company for which the Company paid an hourly fee. Under the consulting agreement, Dr. Harari was granted an option to purchase 10,000 shares of the Company’s common stock at an exercise price of $16.44 per share under the 1993 Stock Option Plan. In fiscal 2000, no fee payments were made to Dr. Harari. Dr. Harari resigned from the Board of Directors effective April 18, 2000. All unvested options were cancelled at the time of Dr. Harari’s resignation from the Board of Directors.

     Mr. Malmed entered into a consulting agreement with the Company at the time of his election to the Board of Directors. His agreement provides for Mr. Malmed to provide consulting and advising services to various business areas of the Company including, but not limited to, sales, marketing and planning. Mr. Malmed’s compensation is $10,000 per year payable quarterly plus all reasonable travel expenses.

     The Company believes that the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from an unaffiliated third party. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors reviews and approves the Company’s executive compensation policies. The following is the report of the Compensation Committee describing the compensation policies and rationales applicable to the Company’s executive officers with respect to the compensation paid to such executive officers for the fiscal year ended September 30, 2000.

   Compensation Philosophy

     The Company’s philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The primary goal of the Company’s executive compensation program is therefore to closely align the interests of the executive officers with those of the Company’s stockholders. To achieve this goal, the Company attempts to offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company, motivate individuals to perform at their highest level and reward outstanding achievement. In addition, the Company attempts to maintain a portion of the executive’s total compensation at risk, tied to achievement of financial, organizational and management performance goals, and encourage executives to manage from the perspective of owners with an equity stake in the Company. To achieve these goals, the Compensation Committee has established an executive compensation program primarily consisting of cash compensation and stock options.

     The cash component of total compensation, which consists primarily of base salary, is designed to compensate executives competitively within the industry and marketplace. The Compensation Committee reviewed and approved fiscal 2000 base salaries for the Chief Executive Officer and other executives at the beginning of the calendar year. Generally, executive officer salaries are targeted at or above the average rates paid by competitors so as to enable the Company to attract, motivate and retain highly skilled executives. Base salaries in fiscal 2000 were established by the Compensation Committee based upon an executive’s job responsibilities, level of experience, individual performance and contribution to the business.

     In addition to base salary, the Company occasionally pays bonuses to its executive officers, although the Company does not have a formal bonus plan. Sales and marketing executives are also eligible for additional cash payments above their base salaries for achieving specific performance goals or in connection with sales commissions.

     The Company provides long-term incentives through its 1993 Stock Option Plan (the “Plan”). The purpose of the Plan is to attract and retain its best employee talent available and to create a direct link between compensation and the long-term performance of the Company. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company. All options granted to executive officers to date have been granted at the fair market value of the Company’s common stock on the date of grant except in the case of executive officers who hold more than 10% of the outstanding voting stock, in which case the exercise price equals 110% of the fair market value on the date of grant. The Board considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company’s long-term strategic performance goals.

     During fiscal 2000, the compensation of Mark R. Templeton, the Company’s President and Chief Executive Officer, consisted of base salary of $200,000 plus a $22,500 cash bonus. The Compensation Committee reviews the Chief Executive Officer’s salary at the beginning of the calendar year using the same criteria and policies as are employed for the other executive officers.

   Impact of Section 162(m) of the Internal Revenue Code

     The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company’s executive officers. Section 162(m) generally disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. In general, it is the Company’s policy to qualify, to the maximum extent possible, its executives’ compensation for deductibility under applicable tax laws. As a result, at a Special Meeting of Stockholders in November 1997, the stockholders approved certain amendments to the Plan intended to preserve the Company’s ability to deduct the compensation expense relating to stock options granted under the Plan, and affirmed such amendment at the 1999 Annual Meeting of Stockholders. In approving the amount and form of compensation for the Company’s executive officers, the Compensation Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).

     Submitted by the Compensation Committee of the Company’s Board of Directors:

Lucio L. Lanza Leon Malmed

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Performance Graph

     Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company’s common stock with the cumulative return of the Nasdaq Electronic Components Stock Index and the Nasdaq Stock Market (U.S.) Index for the period commencing February 3, 1998 (the first trading date following the Company’s initial public offering) and ending on September 30, 2000. Note that historic stock price performance is not necessarily indicative of future stock price performance.

Comparison of 32 Month Cumulative Total Return (1) Among
Artisan Components, Inc., Nasdaq Electronic Components Index, and
the Nasdaq Stock Market (U.S.) Index

	02/03/98	09/30/98	09/30/99	9/30/00
Artisan Components, Inc.	100	73.75	86.25	128.75
Nasdaq Electronic Components Index	100	102.69	184.71	318.23
Nasdaq Stock Market (U.S.)	100	89.88	166.17	219.74

(1)	The graph assumes that $100 was invested on February 3, 1998 (the first trading date following the Company’s initial public offering) in the Company’s common stock and in the Nasdaq Electronic Components Index and in the Nasdaq Stock Market (U.S.) Index and that all dividends were reinvested. No dividends have been declared or paid on the Company’s common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

     The information contained above under the captions “Report of the Compensation Committee of the Board of Directors” and “Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended or Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during fiscal 2000 all executive officers and directors of the Company complied with all applicable filing requirements.

OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: January 26, 2001 -15-

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF ARTISAN COMPONENTS, INC.
(Adopted April 18, 2000)

PURPOSE:

     The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of Artisan Components, Inc. and its subsidiaries (the “Company”), and to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvement made, or to be make, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

     In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such duties as the Board of Directors from time to time prescribe.

     The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP:

     The Audit Committee will consist of at least three (3) members of the Board, all of whom shall be independent directors, in accordance with the Nasdaq Marketplace Rules and the requirements of the Audit Committee Policy of the NASD. Accordingly, all of the members will be directors:

1.	Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2.	Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management experience.

The members of the Audit Committee will be appointed by and will serve at the discretion of the Board of Directors.

RESPONSIBILITIES:

     The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do the Committee members; consequently in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditors’ work.

The responsibilities of the Audit Committee shall include:

1.	Reviewing on a continuing basis the quality and adequacy of the Company’s system of internal controls;

2.	Reviewing on a continuing basis the activities, organization structure and qualification of the Company’s internal audit function;

3.	Reviewing the independent auditors’ proposed audit scope and approach;

4.	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

5.	Reviewing the performance of the independent auditors;

6.	Recommending the appointment of independent auditors to the Board of Directors;

7.	Reviewing fee arrangements with the independent auditors;

8.	Reviewing before release the audited financial statements and Management’s Discussion and Analysis (“MD&A ”)in the Company’s Annual Report on Form 10-K and review and consider with the outside auditors the matters required to be discussed Statement of Auditing Standards (“SAS”) No. 61;

9.	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release and reviewing before filing the Company’s Quarterly Reports on Form 10-Q, including the unaudited financial statements and MD&Acontained therein and the matters required to be discussed by SAS No. 61;

10.	Overseeing compliance with SEC requirements for disclosure of auditor’s services and audit committee members and activities;

11.	Reviewing management’s monitoring of compliance with the Company’s Standards of Business Conduct and with the Foreign Corrupt Practices Act;

12.	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

13.	Providing oversight and review of the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments’;

14.	If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

15.	Reviewing related party transactions for potential conflicts of interest; and

16.	Performing other oversight functions as requested by the full Board of Directors.

A-2
The Committee shall:

•	Request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1;

•	Discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor’s independence; and

•	Recommend that the Board take appropriate action to oversee the independence of the outside auditor.

     The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and where appropriate, replace the outside auditor.

     In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee’s examination and recommendations.

MEETINGS:

     The Audit Committee will meet at least once each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

     The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditors’ examination and management report.

REPORTS:

     The Audit Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors meeting at which those recommendations are presented.

MINUTES:

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

A-3

APPENDIX B

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     In accordance with the written charter adopted by the Board of Directors, the Audit Committee of the Board (the “Committee”) reviews and evaluates the Company’s accounting principles and its system of internal accounting controls. It also recommends the appointment of the Company’s independent auditors and approves the services performed by the auditors. The members of the Committee have been determined to be independent pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers (“NASD”) listing standards.

     The Committee has received from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees,” and has discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee also reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks.

     The Committee has discussed and reviewed with the independent auditors all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

     The Committee has reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended September 30, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above review and discussions with management and the independent auditors, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to stockholder approval, of the independent auditors, and the Board concurred in such recommendation.

     Submitted by the Audit Committee of the Company’s Board of Directors.

Lucio L Lanza Leon Malmed

This Proxy is solicited on behalf of the Board of Directors

ARTISAN
2001 ANNUAL MEETING OF STOCKHOLDERS
March 7, 2001

     The undersigned stockholder of ARTISAN COMPONENTS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated January 26, 2001, and hereby appoints Mark R. Templeton and Scott T. Becker, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of ARTISAN COMPONENTS, INC. to be held on March 7, 2001 at 10:00 a.m. local time, at 1195 Bordeaux Drive, Sunnyvale, California and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.	ELECTION OF DIRECTORS:

[_]	FOR all nominees listed below (except as indicated)	[_]	WITHHOLD

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below:

Scott T. Becker, Morio Kurosaki, Lucio L. Lanza, Leon Malmed and Mark R. Templeton

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL PERIOD ENDING SEPTEMBER 30, 2001:

[_]	FOR	[_]	AGAINST	[_]	ABSTAIN

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Dated: __________________, 2001

—————————————— Signature

—————————————— Signature

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)